Reliant Holdings, Inc. POS AM

Exhibit 23.1

LBB & ASSOCIATES LTD., LLP

7600 W. Tidwell, Suite 501

Houston, TX 77040

Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (333-214274) of Reliant Holdings, Inc. (the “Company”), of our report dated April 13, 2018, relating to the consolidated financial statements of the Company for the years ended December 31, 2017 and 2016.

We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

January 25, 2019